Exhibit 4.37

Dated 12 July 2016

ROSETTA NAVIGATION CORP. LIMITED

TRITON SHIPPING LIMITED

as joint and several Borrowers

and

BOX SHIPS INC.

as Corporate Guarantor

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

and

ABN AMRO BANK N.V.

as Agent, Underwriter, Swap Bank and as Security Trustee

FOURTH SUPPLEMENTAL AGREEMENT

relating to a loan facility of
(originally) up to US$25,000,000

Index

Clause		Page

1	Interpretation	4
2	Agreement of the Creditor Parties	6
3	Conditions Precedent	6
4	Representations and Warranties	7
5	Amendments to Loan Agreement, Corporate Guarantee, Master Agreement and other Finance Documents	7
6	Further Assurances	11
7	Expenses	12
8	Notices	13
9	Supplemental	13
10	Law and Jurisdiction	13
Execution Pages		14
Schedule 1 Lenders		16
Schedule 2 Form of Effective Date Notice		17
Schedule 3 Form of Deed of Release		18

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THIS FOURTH SUPPLEMENTAL AGREEMENT is made on 12 July 2016

BETWEEN:

(1)	ROSETTA NAVIGATION CORP. LIMITED ("Rosetta") and TRITON SHIPPING LIMITED ("Triton"), each a company incorporated in Hong Kong whose registered office is at Unit 305-7, 3/F., Laford Centre, 838 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong (each a "Borrower" and, together, the "Borrowers");

(2)	BOX SHIPS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as Corporate Guarantor;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders; and

(4)	ABN AMRO BANK N.V. acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands, as Agent, Swap Bank, Underwriter and Security Trustee.

BACKGROUND

(A)	By a loan agreement dated 27 June 2012 (as amended and supplemented by two supplemental agreements dated 9 August 2013 and 25 November 2014 respectively and a supplemental and release agreement dated 25 June 2015, the "Loan Agreement") and made between (i) the Borrowers as joint and several borrowers, (ii) the Lenders and (iii) ABN AMRO Bank N.V. as Agent, Swap Bank, Underwriter and Security Trustee, the Lenders made available to the Borrowers a loan facility in an amount of (originally) up to US$25,000,000, of which an amount of US$9,250,000 is outstanding by way of principal on the date hereof.

(B)	By an agency and trust deed (the "Agency and Trust Deed") entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders and the Swap Bank.

(C)	By a master agreement (the "Master Agreement") on the 2002 ISDA Master Agreement together with the schedule attached thereto (as amended) dated 27 June 2012 and made between (i) the Borrowers and (ii) the Swap Bank, it was agreed that the Swap Bank would enter into Designated Transactions with the Borrowers from time to time.

(D)	By a corporate guarantee dated 27 June 2012 (as amended and supplemented from time to time, the "Corporate Guarantee") and made between (i) the Corporate Guarantor and (ii) the Security Trustee, the Corporate Guarantor has guaranteed the obligations of the Borrowers under the Loan Agreement and the Master Agreement.

(E)	The Borrowers and the Corporate Guarantor have requested that the Creditor Parties agree to:

(i)	the application of the Excess Proceeds (as defined below) by the Borrowers towards prepayment of the outstanding loan under the Syndicate Loan Agreement (the "Excess Proceeds Application");

(ii)	waive the application of the financial covenants set out in clause 12.3 of the Corporate Guarantee during the quarters of the Financial Year of the Corporate Guarantor ending on 31 March 2016 and on 30 June 2016 ("Financial Covenants Waiver");

(iii)	waive the application of certain financial covenants set out in clause 12.3 of the Corporate Guarantee and amend the negative undertaking set out in clause 12.2(d) of the Corporate Guarantee (the "Corporate Guarantee Amendments");

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(iv)	waive the application of the Fleet Vessels' employment requirements under clause 11.20 of the Loan Agreement and clause 11.15 of the Corporate Guarantee (the "Employment Amendment"); and

(v)	waive the application of the Event of Default set out in clause 19.1(n) of the Loan Agreement and amend the application of the Event of Default set out in clause 19.1(l) of the Loan Agreement (the "Event of Default Amendments" and, together with the Excess Proceeds Application, Financial Covenants Waiver, the Corporate Guarantee Amendments and the Employment Amendment, the "Request").

(F)	The Creditor Parties' consent to the Request is subject to, inter alia, the Borrowers undertaking that if, upon the expiration of the Existing Charter (as defined below) in respect of each Ship, and provided that the Borrowers fail to secure a further time charterparty for that Ship at a net daily hire rate of at least US$10,000 and on such other terms approved by the Agent, the Borrowers will irrevocably and unconditionally sell the Ships or, as the case may be, sell the Ships for scrapping and will apply the total amount of the Net Proceeds (as defined below) in a manner set out in Clause 8.10(b) of the Loan Agreement.

(G)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to:

(i)	the Request; and

(ii)	the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the Request.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement (including the recitals) unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

"Corporate Guarantee" means the guarantee (as amended and supplemented from time to time) as referred to in Recital (D);

"Deed of Release" means the deed of release in the form set out in Schedule 3;

"Delivery Date" means, in respect of the second Ship to be sold pursuant to the terms of the Fourth Supplemental Agreement, the date on which title to and possession of that Ship is transferred from the Borrower being the owner of that Ship to the relevant buyer;

"Effective Date" means the date on which the conditions precedent in Clause 3.1 are satisfied;

"Excess Proceeds" means the remainder of the Net Proceeds following prepayment of the Loan in full and payment of all other amounts due to the Creditor Parties under the Finance Documents and the Master Agreement;

"Existing Charter" means, in respect of a Ship, a time charter as evidenced by a recapitulation email dated 2 June 2015 made between the Borrower owning that Ship and the Existing Charterer;

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"Existing Charterer" means Mediterranean Shipping Company S.A., a company incorporated in Switzerland whose registered office is at 12-14 Chemin Rieu, 1208 Geneva, Switzerland;

"Fourth Supplemental Agreement" means the supplemental agreement dated 12 July 2016 and made between (i) the Borrowers, (ii) the Corporate Guarantor, (iii) the Lenders, (iv) the Agent, (vi) the Underwriter and (vii) the Security Trustee in the Agreed Form amending and supplementing this Agreement, the Corporate Guarantee, the other Finance Documents and the Master Agreement;

"Loan Agreement" means the loan agreement (as amended, supplemented and/or restated from time to time) as referred to in Recital (A);

"Management Agreement" means, in relation to each Ship, the management agreement (as amended and restated on 2 January 2015 and as further amended and supplemented by three addenda Nos. 1, 2 and 3 thereto dated 11 June 2015, 25 June 2015 and 22 June 2016 respectively) made between the Borrower owning that Ship and the Approved Manager in respect of the technical and commercial management of that Ship on terms approved by the Agent and, in the plural, means all of them;

"Master Agreement" means the master agreement as referred to in Recital (C);

"MOA" means a memorandum of agreement and includes any addenda or supplemental agreements applicable thereto made between a Borrower and the buyer of its Ship in respect of the sale of that Ship on such terms in all respects acceptable to the Lenders;

"Net Proceeds" means, in respect of a Ship, the gross proceeds of the sale or, as the case may be, scrapping of that Ship less any commissions payable by the Borrower owning that Ship in accordance with the terms of the relevant MOA;

"Seacommercial" means Seacommercial Shipping Services S.A., a corporation organised and existing under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

"Seacommercial's Undertaking" means, in relation to each Ship, a letter of undertaking executed or to be executed by Seacommercial in favour of the Security Trustee subordinating its rights against that Ship and the Borrower owning that Ship to the rights of the Creditor Parties under the Finance Documents and the Master Agreement, in the Agreed Form and, in the plural, means all of them;

"S&P and Charter Brokerage Services Agreement" means, in relation to each Ship, the agreement dated 2 January 2015 and made between the Borrower owning that Ship and Seacommercial in relation to the appointment of Seacommercial as the provider of chartering and sale and purchase brokerage services to that Borrower in respect of that Ship on terms approved by the Agent and, in the plural, means all of them; and

"Syndicate Loan" means the principal amount for the time being outstanding under the Syndicate Loan Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

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2	Agreement of the Creditor Parties

2.1	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to:

(a)	the Request, and

(b)	the consequential amendment of the Loan Agreement, the other Finance Documents and the Master Agreement as set out in Clause 5.

2.2	Effective Date

Subject to Clause 3.1, the agreement of the Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3	Conditions Precedent

3.1	General

The agreement of the Creditor Parties contained in Clause 2.1 in connection with the Request is subject to the fulfilment of the conditions precedent set out in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the date of this Agreement:

(a)	documents of the kind specified in paragraphs 2, 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in respect of each Borrower and the Corporate Guarantor with appropriate modifications to refer to this Agreement;

(b)	an up to date certificate of good standing for each Borrower and the Corporate Guarantor;

(c)	certified copies of the Management Agreement and the S&P Charter Brokerage Services Agreement in respect of each Ship, together with evidence that the daily technical and commercial management fee payable to the Approved Manager in relation to each Ship and each Collateral Ship has been fixed in an amount not exceeding the Fixed Management Fee (as defined in Clause 5.1(a)(vii) of this Agreement);

(d)	an original of this Agreement duly executed by the parties to it and acknowledged by the Approved Manager;

(e)	a duly executed original of the Seacommercial's Undertaking in respect of each Ship;

(f)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Hong Kong, the Marshall Islands and such other relevant jurisdictions as the Agent may require; and

(g)	documentary evidence that the process agent referred to in clause 31.4 of the Loan Agreement has accepted its appointment as agent for service of process in relation to any proceedings before the English courts in connection with this Agreement.

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3.3	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit the Request before certain of the relevant conditions referred to in Clause 3.2 are satisfied, the Borrowers shall, in each case, ensure that those conditions are satisfied within a maximum of 5 Business Days after the date of the Effective Date.

4	Representations and Warranties

4.1	Repetition of Loan Agreement representations and warranties

Each Borrower represents and warrants to the Agent that the representations and warranties in clause 10 of the Loan Agreement, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2	Repetition of Corporate Guarantee representations and warranties

The Corporate Guarantor represents and warrants to the Agent that the representations and warranties in clause 10 of the Corporate Guarantee, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.3	Repetition of Finance Documents representations and warranties

The Borrowers and the Corporate Guarantor represent and warrant to each Creditor Party that the representations and warranties in the Finance Documents (other than the Loan Agreement and the Corporate Guarantee) to which each is respectively a party and, in the case of the Borrowers, the Master Agreement, as amended by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	Amendments to Loan Agreement, Corporate Guarantee, Master Agreement and other Finance Documents

5.1	Specific amendments to Loan Agreement

(a)	With effect on and from the Effective Date, the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(i)	by inserting in clause 1.1 thereof the definitions of "Deed of Release", "Delivery Date", "Existing Charter", "Existing Charterer", "Fourth Supplemental Agreement", "Management Agreement", "MOA", "Net Proceeds", "Seacommercial", "Seacommercial's Undertaking", "S&P and Charter Brokerage Services Agreement" and "Syndicate Loan" contained in Clause 1.2 of this Supplemental Agreement in the requisite alphabetical order;

(ii)	by inserting in clause 1.1 thereof the following new definition in the requisite alphabetical order:

""Proceeds Payments" has the meaning given in paragraph (a) of Clause 11.24.";

(iii)	by including the words "Seacommercial's Undertakings" in the definition of "Finance Documents" in clause 1.1 thereof and reading and construing all references to the Finance Documents as including the Seacommercial's Undertakings;

7

(iv)	by adding the words ", Seacommercial" after the words "Creditor Party" in the second line of the definition of "Security Party" in clause 1.1 thereof;

(v)	by adding the words "and a supplemental agreement dated 12 July 2016 and as the same may be further amended, supplemented and/or restated from time to time" after the words "25 June 2015" in the definition of "Syndicate Loan Agreement" in clause 1.1 thereof;

(vi)	by adding the words ", Seacommercial" after the words "the Approved Manager" in the third line of clause 11.11 of the Loan Agreement;

(vii)	deleting clause 11.20 of the Loan Agreement in its entirety and by renumbering the existing clauses 11.21 and 11.22 thereof as clauses 11.20 and 11.21 respectively;

(viii)	by adding in the Loan Agreement the following new clauses 11.22, 11.23 and 11.24:

"11.22 Management cost control

The Borrowers shall ensure that the daily management fee payable to the Approved Manager in respect of the technical and commercial management of each Ship will be fixed in an aggregate amount not exceeding $650 per Ship (the "Fixed Management Fee").

11.23	Sale or scrapping of Ships

If within 10 Business Days after the date of the expiration of the Existing Charter (the "Charter Expiration Date") in relation to each Ship, that Ship is not employed under a charter at a net daily charter hire rate exceeding $10,000 and on such other terms in all respects acceptable to the Lenders, the Borrower owning that Ship shall:

(a)	with the prior consent of the Lenders, sign an MOA within 15 Business Days from the Charter Expiration Date and sell such Ship within 15 Business Days from the signing of that MOA and the Borrowers shall ensure that the Net Proceeds are applied in prepayment of the Loan in accordance with Clause 8.10(b) and payment of all other amounts due to the Creditor Parties under the Finance Documents and the Master Agreement and, any balance, to be applied in prepayment of the Syndicate Loan in accordance with Clause 8.10(b)(ii) of the Syndicate Loan Agreement (together, the "Proceeds Payments"); and

(b)	keep the Agent updated regularly regarding the sale or scrapping process of that Ship and any offers received for the sale or scrapping of that Ship (including, without limitation, the price offered, the identity of the relevant buyer and the main terms of the offer).

On the Delivery Date and upon the successful conclusion of the sale of the Ships and following the making of the Proceeds Payments in respect of both Ships in full in accordance with paragraph (a) above and the payment in full by the Borrowers of any legal fees and expenses outstanding in connection with the Loan Agreement, the Creditor Parties shall deliver the duly executed Deed of Release to the Borrowers, the Approved Manager, the Corporate Guarantor and Seacommercial.

8

11.24	Responsible Ship Recycling

If a Ship is sold for scrapping, each Borrower shall use its best endeavours to ensure that that Ship shall be dismantled in a safe, sustainable and socially and environmentally responsible way.";

(ix)	by deleting the cross reference to clause 11.20 in clause 19.1(b) of the Loan Agreement;

(x)	by deleting paragraph (e) of clause 14.13 of the Loan Agreement in its entirety and replacing it with the following new paragraph:

"(e)	appoint a manager of that Ship other than the Approved Manager or a sale and purchase and chartering brokerage service provider in respect of that Ship other than Seacommercial or agree to any alteration to the terms of the Approved Manager's or Seacommercial's appointment and/or the relevant Management Agreement and/or the relevant S&P and Charter Brokerage Services Agreement";

(xi)	by adding the words ", Seacommercial" after the words "or either Borrower" in paragraph (k) of clause 19.1 of the Loan Agreement;

(xii)	by deleting the words "Provided that such default shall not constitute an Event of Default if it is remedied within a period of six months from the date if first occurred; or" in paragraph (l) of clause 19.1 of the Loan Agreement and replacing it with the following "(the "Minimum Required Percentage") Provided that a reduction in the Minimum Required Percentage owned by any members of the Bodouroglou Family as a result of raising capital of the Corporate Guarantor through equity contributions shall not constitute an Event of Default; or";

(xiii)	by deleting paragraph (n) of clause 19.1 of the Loan Agreement in its entirety and re-numbering the remaining paragraphs of that clause and updating all relevant cross references accordingly;

(xiv)	the definition of, and references throughout to, each Finance Document and the Master Agreement shall be construed as if the same referred to that Finance Document and the Master Agreement as amended and supplemented by this Agreement; and

(xv)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement; and

(xvi)	the definition of, and references throughout to, each Finance Document and the Master Agreement shall be construed as if the same referred to that Finance Document and the Master Agreement as amended and supplemented by this Agreement; and

(xvii)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Corporate Guarantee

(a)	With effect on and from the Effective Date, the Corporate Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:

9

(i)	by deleting clause 11.15 of the Corporate Guarantee in its entirety;

(ii)	by adding in the Corporate Guarantee the following new clauses 11.15, 11.16 and 11.17 as follows:

"11.15	Management cost control

The Guarantor shall ensure that the daily management fee payable to the Approved Manager in respect of the technical and commercial management of each Ship will be fixed in an aggregate amount not exceeding $650 per Ship (the "Fixed Management Fee").

11.16	Sale or scrapping of Ships

If within 10 Business Days after the date of the expiration of the Existing Charter (the "Charter Expiration Date") in relation to each Ship, that Ship is not employed under a charter at a net daily charter hire rate exceeding $10,000 and on such other terms in all respects acceptable to the Lenders, the Guarantor shall ensure that:

(a)	with the prior consent of the Lenders, an MOA is signed within 15 Business Days from the Charter Expiration Date and sell such Ship within 15 Business Days from the signing of that MOA and the Net Proceeds are applied in prepayment of the Loan in accordance with Clause 8.10(b) and payment of all other amounts due to the Creditor Parties under the Finance Documents and the Master Agreement and, any balance, to be applied in prepayment of the Syndicate Loan in accordance with Clause 8.10(b)(ii) of the Syndicate Loan Agreement (together, the "Proceeds Payments"); and

(b)	the Agent is regularly updated regarding the sale or scrapping process of that Ship and any offers received for the sale or scrapping of that Ship (including, without limitation, the price offered, the identity of the relevant buyer and the main terms of the offer).

On the Delivery Date and upon the successful conclusion of the sale of the Ships and following the making of the Proceeds Payments in respect of both Ships in full in accordance with paragraph (a) above and the payment in full by the Borrowers of any legal fees and expenses outstanding in connection with the Loan Agreement, the Creditor Parties shall deliver the duly executed Deed of Release to the Borrowers, the Approved Manager, the Corporate Guarantor and Seacommercial.

11.17	Responsible Ship Recycling

If a Ship is sold for scrapping, the Guarantor shall use its best endeavours to ensure that such Ship shall be dismantled in a safe, sustainable and socially and environmentally responsible way."

(iii)	by deleting paragraph (a) of clause 12.2 of the Corporate Guarantee in its entirety and replacing it with the following new paragraph:

"(a)	pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital (each, a "Distribution") (including, but not limited to, any Distribution in respect of any preferred shares); or";

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(iv)	by adding the words "or any other stock exchange acceptable to the Lenders" after the words "the New York Stock Exchange" in paragraph (d) of clause 12.2 of the Corporate Guarantee;

(v)	by deleting clause 12.3 of the Corporate Guarantee in its entirety and replacing it with the following new clause:

"12.3	Financial Covenants

The Guarantor shall ensure that at all times:

(a)	the Borrowers comply with the minimum required security cover referred to in clause 15.1 of the Loan Agreement; and

(b)	an amount of not less than $250,000 is held by each Borrower in its Operating Account in accordance with clause 11.19 of the Loan Agreement."; and

(vi)	by deleting sub-paragraphs (a), (b), (c) and (d) in the penultimate paragraph of the form of compliance certificate set out in Schedule 1 of the Corporate Guarantee and by adding the words ", the minimum security cover ratio is [●]" after the words "as at [●]" in the first line of that penultimate paragraph; and

(b)	as so amended pursuant to (a) above, the Corporate Guarantee shall continue to be binding on each of the parties to it in accordance with its terms as so amended.

5.3	Amendments to Finance Documents and Master Agreement

With effect on and from the Effective Date, the Master Agreement and the Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents and the Master Agreement to, the Loan Agreement, any of the other Finance Documents and the Master Agreement shall be construed as if the same referred to the Loan Agreement, those other Finance Documents and the Master Agreement as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents and the Master Agreement to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents or the Master Agreement as amended and supplemented by this Agreement.

5.4	Finance Documents and Master Agreement to remain in full force and effect

The Loan Agreement, all other Finance Documents and the Master Agreement shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Loan Agreement; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Further Assurances

6.1	Borrowers' and Corporate Guarantor's obligations to execute further documents etc.

Each Borrower and the Corporate Guarantor shall:

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(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Agent may, by notice to the Borrowers or the Corporate Guarantor, specify for any of the purposes described in Clause 6.2  or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Agent intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Agent may specify the terms of any document to be executed by the Borrowers or, as the case may be, the Corporate Guarantor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrowers and the Corporate Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action

At the same time as the Borrowers or the Corporate Guarantor deliver to the Agent any document executed under Clause 6.1(a), the Borrowers and the Corporate Guarantor shall also deliver to the Agent a certificate signed by 2 of the directors or, if applicable, the sole director of each Borrower or, in the case of the Corporate Guarantor, an officer of the Corporate Guarantor, which shall:

(a)	set out the text of a resolution of that Borrower's or the Corporate Guarantor's director specifically authorising the execution of the document specified by the Agent unless the execution of the relevant document is authorised by the existing resolutions and general power of attorney of that Borrower or, as the case maybe, the Corporate Guarantor; and

(b)	state that either the resolution was duly passed by the sole director validly convened and held throughout and is valid under that Borrower's or the Corporate Guarantor's, as the case may be, articles of association or other constitutional documents.

7	Expenses

7.1	Expenses

The provisions of clause 20 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

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8	Notices

The provisions of clause 28 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	Supplemental

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	Law and Jurisdiction

10.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 31 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS SUPPLEMENTAL AGREEMENT has been duly executed and delivered as a Deed on the date stated at the beginning of this Agreement.

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Execution Pages

BORROWERS

EXECUTED AND DELIVERED as a DEED	)
by ROSETTA NAVIGATION CORP. LIMITED	)
acting by its attorney-in-fact	)
)
expressly authorised in accordance	)
with the laws of Hong Kong	)
by virtue of a power of attorney granted by	)
ROSETTA NAVIGATION CORP. LIMITED	)
on 23 June 2016)
such execution being witnessed by:	)
)
)
Signature of witness:	)

EXECUTED AND DELIVERED as a DEED	)
by TRITON SHIPPING LIMITED	)
acting by its attorney-in-fact	)
)
expressly authorised in accordance	)
with the laws of Hong Kong	)
by virtue of a power of attorney granted by	)
TRITON SHIPPING LIMITED	)
on 23 June 2016)
such execution being witnessed by:	)
)
)
Signature of witness:	)

CORPORATE GUARANTOR

EXECUTED as a DEED	)
by BOX SHIPS INC.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

LENDERS

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

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AGENT

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

UNDERWRITER

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

SWAP BANK

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

SECURITY TRUSTEE

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

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Schedule 1

Lenders

Lender	Lending Office
ABN AMRO BANK N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands

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Schedule 2

Form of Effective Date Notice

To:	ROSETTA NAVIATION CORP. LIMITED and

TRITON SHIPPING LIMITED

c/o Allseas Marine S.A.

15 Karamanli Street

166 73 Voula

Greece

Fax: +30 210 89 95 085

Attn: Legal Department

[●] 2016

Dear Sirs

We refer to the supplemental agreement (the "Supplemental Agreement") dated [●] July 2016 made between (i) yourselves as Borrowers, (ii) Box Ships Inc. as Corporate Guarantor, (iii) the banks and financial institutions listed in Schedule 1 therein as Lenders and (iv) ourselves, as Agent, Underwriter, Swap Bank and Security Trustee.

Words and expressions defined in the Supplemental Agreement shall have the same meaning when used in this letter.

We write to confirm that the conditions precedent in Clause 3.2 of the Supplemental Agreement have been fulfilled and that accordingly the Effective Date is [●] 2016.

Yours faithfully

__________________________________

for and on behalf of

ABN AMRO BANK N.V.

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Schedule 3

Form of Deed of Release

Dated [●] July 2016

THE BANKS AND FINANCIAL INSTITUTIONS

listed in the Schedule

as Lenders

and

ABN AMRO BANK N.V.

as Agent, Swap Bank, Underwriter and Security Trustee

in favour of

ROSETTA NAVIGATION CORP. LIMITED and

TRITON SHIPPING LIMITED

as joint and several Borrowers

and

BOX SHIPS INC.

as Corporate Guarantor

DEED OF RELEASE OF SECURITY

relating to a loan facility of (originally) up to US$100,000,000

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Index

Clause		Page

1	Interpretation	21
2	Release of Security Interests	21
3	Reassignment of Assigned Property	21
4	Further Documents	22
5	Supplemental	22
6	Law and Jurisdiction	22
Schedule 1 Lenders		23
Schedule 2 Form of Notice of Reassignment		24
Execution Page		26

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THIS DEED is made on [●] July 2017

BY

(1)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as lenders (the "Lenders");

(2)	ABN AMRO BANK N.V. acting through its office at 93 Coolsingel, 3012 AE, Rotterdam, The Netherlands, as agent (in such capacity, the "Agent"), swap bank (in such capacity, the "Swap Bank"), underwriter (in such capacity, the "Underwriter") and security trustee (in such capacity, the "Security Trustee" and, together with the Lenders, the "Creditor Parties").

in favour of

(3)	ROSETTA NAVIGATION CORP. LIMITED ("Rosetta") and TRITON SHIPPING LIMITED ("Triton"), each a company incorporated in Hong Kong whose registered office is at Unit 305-7, 3/F., Laford Centre, 838 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong (each a "Borrower" and, together, the "Borrowers");

(4)	BOX SHIPS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as corporate guarantor (the "Corporate Guarantor");

(5)	ALLSEAS MARINE S.A., a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Manager"); and

(6)	SEACOMMERCIAL SHIPPING SERVICES S.A., a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Broker").

BACKGROUND

(A)	By a loan agreement dated 27 June 2012 (as amended and supplemented by two supplemental agreements dated 9 August 2013 and 25 November 2014 respectively, a supplemental and release agreement dated 25 June 2015 and a fourth supplemental agreement dated 12 July 2016 the "Loan Agreement") and made between (i) the Borrowers as joint and several borrowers, (ii) the Lenders as lenders and (iii) ABN AMRO Bank N.V. as Agent, Swap Bank, Underwriter and Security Trustee, the Lenders made available to the Borrowers a loan facility in an amount of (originally) up to US$25,000,000, of which an amount of US$9,250,000 is outstanding by way of principal on the date hereof.

(B)	By an agency and trust deed (the "Agency and Trust Deed") entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders and the Swap Bank.

(C)	By a master agreement (the "Master Agreement") on the 2002 ISDA Master Agreement together with the schedule attached thereto (as amended) dated as of 27 June 2012 and made between (i) the Borrowers and (ii) the Swap Bank, it was agreed that the Swap Bank would enter into Designated Transactions with the Borrowers from time to time.

(D)	By a corporate guarantee dated 27 June 2012 (as amended and supplemented from time to time, the "Corporate Guarantee") and made between (i) the Corporate Guarantor and (ii) the Security Trustee, the Corporate Guarantor has guaranteed the obligations of the Borrowers under the Loan Agreement and the Master Agreement.

(E)	This Deed sets out the terms and conditions on which the Creditor Parties agree, to the release of the Security Interests and certain other obligations created by the Loan Agreement and the Finance Documents.

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IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Deed.

2	Release of Security Interests

2.1	Release

The Security Trustee irrevocably and unconditionally releases all Security Interests created in its favour by the Borrowers and the Security Parties under the Finance Documents.

2.2	Release of obligations

The Creditor Parties:

(a)	irrevocably and unconditionally release and discharge each of the Borrowers and each of the Security Parties from their obligations under any covenants and undertakings relating to any asset a Security Interest over which is released pursuant to this Deed;

(b)	irrevocably and unconditionally release and discharge the Manager and the Broker from their obligations under the Managers Undertakings and the Seacommercial's Undertakings; and

(c)	release and discharge the Borrowers, the Security Parties and the Manager from all their respective obligations under the Loan Agreement and the Finance Documents to which each is a party.

3	Reassignment of Assigned Property

3.1	Reassignment

The Security Trustee, without any warranty, representation, covenant or other recourse, reassigns:

(a)	to each Borrower, all rights and interests of every kind which the Security Trustee now has to, in or in connection with:

(i)	the Assigned Property (as defined in each General Assignment and each Charterparty Assignment);

(ii)	the Earnings Account, the Retention Account and any Credit Balance (as defined in the Deed of Pledge of Accounts) or either of them; and

(iii)	the Assigned Property (as defined in each Master Agreement Assignment); and

(b)	to the Corporate Guarantor, all rights and interests of every kind which the Security Trustee now has to, in or in connection with the Derivative Assets (as defined in each Shares Security Deed).

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4	Further Documents

4.1	Delivery of further documents

Subject to the Borrowers paying to the Creditor Parties all expenses incurred by the Creditor Parties in accordance with clause 20 (fees and expenses) of the Loan Agreement, the Security Trustee shall promptly after execution and delivery of this Deed:

(a)	deliver to the Borrowers:

(i)	evidence that each Mortgage has been discharged; and

(ii)	executed notices of reassignment of Insurances in the form set out in Part A of Schedule 2; and

(iii)	executed notices of reassignment of the Master Agreement in the form set out in Part B of Schedule 2; and

(b)	deliver to the Corporate Guarantor, the instrument of transfer, irrevocable proxy and power of attorney, letters of resignation, directors' letters of undertaking, written resolutions of the sole director and original share certificates delivered to the Security Trustee pursuant to each Shares Pledge.

5	Supplemental

5.1	Counterparts

This Deed may be executed in any number of counterparts.

5.2	Third party rights

A person who is not a party to this Deed, or who is not expressed to be a beneficiary of the terms of this Deed, has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

6	Law and Jurisdiction

6.1	Governing law

This Deed shall be governed by and construed in accordance with English law.

6.2	Incorporation of Loan Agreement provisions

The provisions of clause 31 (law and jurisdiction) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS DEED has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

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Schedule 1

Lenders

Lender	Lending Office
ABN AMRO BANK N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands

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Schedule 2

Form of Notice of Reassignment

Part A

Notice of Reassignment of Insurances (Owner)

m.v. ["BOX CHINA"] ["BOX HONG KONG"] (the "Ship")

We, ABN AMRO BANK N.V. acting through our offices at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, the assignee of all rights and interest of every kind of [ROSETTA NAVIGATION CORP. LIMITED] [TRITON SHIPPING LIMITED] (the "Assignor") to, in or in all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association (the "Insurances") in respect of the Ship by a first priority assignment dated 25 June 2015 (the "Assignment") GIVE NOTICE that we have reassigned to the Assignor all of our rights and interest of every kind to, in or in connection with the Insurances under the Assignment and, with effect from the date of this Notice, we have no further interest in or claim over the Insurances.

Attorney-in-Fact
for and on behalf of
ABN AMRO BANK N.V.

Date: [●] July 2016

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Part B

Notice of Reassignment (Master Agreement)

We, ABN AMRO BANK N.V. acting through our offices at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, the assignee of all rights and interest of every kind of ROSETTA NAVIGATION CORP. LIMITED and TRITON SHIPPING LIMITED (the "Assignors") to, in or in connection with the ISDA master agreement, schedule thereto dated as of 27 June 2012 (including any credit support annexed thereto) and any confirmations entered into by ourselves as swap bank and the Assignors (as amended and supplemented from time to time, the "Master Agreements") pursuant to a master agreement assignment dated 27 June 2012 (the "Master Agreement Assignment") GIVE NOTICE that we have reassigned to each Assignor all of our rights and interest of every kind to, in or in connection with the Master Agreement Assignment and, with effect from the date of this Notice, we have no further interest in or claim over the Master Agreement.

Attorney in Fact
for and on behalf of
ABN AMRO BANK N.V.

Dated: [●] July 2016

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Execution Page

LENDERS

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

AGENT

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

UNDERWRITER

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

SWAP BANK

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

SECURITY TRUSTEE

EXECUTED as a DEED	)
by ABN AMRO BANK N.V.	)
acting by	)
its duly authorised	)
attorney-in-fact in the presence of:	)

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COUNTERSIGNED this 12th day of July 2016 for and on behalf of the below company which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement, the other Finance Documents and the Master Agreement (each as amended and supplemented by this Supplemental Agreement).

for and on behalf of
ALLSEAS MARINE S.A.

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